   As filed with the Securities and Exchange Commission on May 15, 2000

                                                 Registration No. 333-32250
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  ------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                  ------------
                               SMARTAGE.COM CORP.
             (Exact name of registrant as specified in its charter)

         Delaware                    7389                   88-038-6603
     (State or other          (Primary Standard           (I.R.S. Employer
     jurisdiction of      Industrial Classification     Identification No.)
     incorporation or            Code Number)
      organization)

                       303 Second Street, 5th Floor

                          San Francisco, CA 94107

                              (415) 343-4700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                  ------------
                                 WILLIAM LOHSE
                            Chief Executive Officer
                               SMARTAGE.COM CORP.

                       303 Second Street, 5th Floor

                          San Francisco, CA 94107

                              (415) 343-4700
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)
                                  ------------
                                   Copies to:

    Jorge del Calvo, Esq.            Brian V. Caid, Esq.       Gavin B. Grover, Esq.
 Allison Leopold Tilley, Esq.      Morrison & Foerster LLP      Matthew Burns, Esq.
    Davina K. Kaile, Esq.            5200 Republic Plaza       Donald C. Hunt, Esq.
  Pillsbury Madison & Sutro                                     Morrison & Foerster
              LLP                      370 Seventeenth                  LLP
     2550 Hanover Street            Denver, CO 80202-5638        425 Market Street
                                                                 San Francisco, CA
     Palo Alto, CA 94304                                               94105

                                  ------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
                                  ------------
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement numbers of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                  ------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             EXPLANATORY NOTE

    This Amendment No. 1 is being filed solely for the purpose of filing exhibits.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

    The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee, National Association of Securities Dealers, Inc. filing fee and Nasdaq National Market Listing fee.

                                                                      Payable by
                                                                      Registrant
   SEC registration fee.............................................   $23,760
   National Association of Securities Dealers, Inc. filing fee......     9,500
   Nasdaq National Market Listing Fee...............................    95,000
   Accounting fees and expenses.....................................         *
   Legal fees and expenses..........................................         *
   Printing and engraving expenses..................................         *
   Blue Sky fees and expenses.......................................    10,000
   Registrar and Transfer Agent's fees..............................         *
   Miscellaneous fees and expenses..................................         *
     Total..........................................................         *
                                                                       =======

---------------------
 * To be filed by amendment.

Item 14. Indemnification of Directors and Officers

    Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article XI of the Registrant's Amended and Restated Certificate of Incorporation to be effective upon completion of the offering (Exhibit 3.3 hereto) and Article XII of the Registrant's Amended and Restated Bylaws to be effective upon completion of the offering (Exhibit 3.4 hereto) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. The Underwriting Agreement (Exhibit 1.1) provides for indemnification by the Underwriters of the Registrant, its directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Act, and affords certain rights of contribution with respect thereto.

    The Underwriting Agreement (Exhibit 1.1) provides for indemnification by ourselves, our underwriters and our directors and officers of the underwriters, for certain liabilities, including liabilities arising under the Act, and affords certain rights of contribution with respect thereto.

Item 15. Recent Sales of Unregistered Securities

  1. From January 1998 to March 31, 2000, the Registrant issued and sold 17,455,430 shares of common stock to employees, directors and consultants at prices ranging from $0.0001 to $3.396 per share.

  2. From July 30, 1998 to October 29, 1998, the Registrant issued and sold 2,657,051 shares of Series A preferred stock to a total of 33 investors for an aggregate purchase price of $2,490,985.

  3. From March 26, 1999 to July 23, 1999, the Registrant issued and sold 6,502,863 shares of Series B preferred stock to a total of 32 investors for an aggregate purchase price of $7,153,149.

  4. From October 1999 to March 2000, the Registrant issued and sold 11,562,577 shares of Series C preferred stock to a total of 44 investors for an aggregate purchase price of $39,266,511.

    The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with the Registrant, to information about the Registrant.

Item 16. Exhibits and Financial Statement Schedule

 (a) Exhibits

    See exhibits listed on the Exhibit Index following the signature page of the Form S-1, which is incorporated herein by reference.

 (b) Financial Statement Schedule

    Schedule II--Valuation and Qualifying Accounts (included on pages S-1 and S-2 of this Registration Statement).

    Schedules other than those referred to above have been omitted because they are not applicable or not required or because the information is included elsewhere in the financial statements or the related notes.

Item 17. Undertakings

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) The Registrant will provide to the underwriters at the closing(s) specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 15th day of May 2000.

                                          Smartage.com Corp.

                                                /s/ William Lohse
                                          By __________________________________
                                                       William Lohse
                                                 President, Chief Executive
                                                    Officer and Director

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Name                            Title                   Date

        /s/ William Lohse              President, Chief Executive    May 15, 2000
______________________________________  Officer and Director
            William Lohse               (Principal Executive
                                        Officer)

        /s/ Allen M. Barr              Chief Financial Officer       May 15, 2000
______________________________________  (Principal Financial
            Allen M. Barr               Officer and Principal
                                        Accounting Officer)

                  *                    Director                      May 15, 2000
______________________________________
           John T. Thomsen

                  *                    Director                      May 15, 2000
______________________________________
          William L. Burnham

                  *                    Director                      May 15, 2000
______________________________________
           John C. Colligan

*By:    /s/ Allen M. Barr
   ----------------------------

           Allen M. Barr

           Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit
  Number  Description of Document
  1.1*    Form of Underwriting Agreement.
  3.1**   Amended and Restated Certificate of Incorporation, as amended on
          January 18, 2000, February 15, 2000 and February 24, 2000.
  3.2**   Bylaws, as amended on March 16, 1999.
  3.3**   Amended and Restated Certificate of Incorporation, to be effective upon completion of this offering.
  3.4**   Amended and Restated Bylaws, to be effective upon completion of this offering.
  4.1*    Form of Common Stock Certificate.
  4.2     Seconded Amended and Restated Investors' Rights Agreement, dated
          October 5, 1999, by and among the registrant and the parties who are signatories thereto, as amended on March 24, 2000.
  4.3+**  Warrant to Purchase Shares of Series A Preferred Stock dated July 20,
          1998, by and between the registrant and Lycos, Inc., as amended by the Amendment No. 1 to Agreement dated March 13, 1999, by and between the registrant, Lycos, Inc., Tripod, Inc. and Angelfire, Inc.
  4.4+**  Warrant to Purchase Shares of Series B Preferred Stock dated April
          30, 1999, by and among registrant and Excite, Inc.
  4.5+**  Warrant to Purchase Shares of Series B Preferred Stock dated April
          30, 1999, by and among registrant and Excite, Inc.
  5.1*    Opinion of Pillsbury Madison & Sutro LLP.
 10.1**   Registrant's 1998 Equity Incentive Plan, as amended.
 10.2     Registrant's 2000 Omnibus Equity Incentive Plan.
 10.3     Registrant's 2000 Employee Stock Purchase Plan.
 10.4**   Form of Directors and Officers' Indemnification Agreement.
 10.5**   Employment Agreement, dated March 9, 2000, by and between the registrant and William Lohse.
 10.6**   Lease Agreement between the registrant and The Equitable Life
          Assurance Society of the United States dated August 10, 1999.
 10.7**   Lease Agreement between the registrant and Western Investment Real
          Estate Trust dated August 6, 1998.
 10.8**   Lease Agreement between the registrant and Rotunda Building, LLC dated December 1999.
 10.9+**  Agreement among the registrant, Lycos, Inc., Tripod, Inc. and
          Angelfire, Inc. dated July 20, 1998, as amended on March 13, 1999.
 10.10+** Marketing and Services Agreement between the registrant and Excite,
          Inc. dated April 30, 1999, as amended on April 30, 1999.
 10.11+** Banner Exchange and Services Agreement between the registrant and
          theglobe.com, Inc. dated March 30, 1999.
 10.12+   Interactive Marketing Agreement between the registrant and America
          Online, Inc. dated March 15, 2000.
 23.1**   Consent of KPMG LLP, Independent Accountants.
 23.3*    Consent of Pillsbury Madison & Sutro LLP (contained in their opinion filed as Exhibit 5.1).
 24.1**   Power of Attorney.
 27.1**   Financial Data Schedule for SmartAge.com Corp. (in EDGAR format only).

---------------------
*  To be filed by amendment.

** Previously filed.

+ Confidential Treatment Requested. Confidential portions of the exhibit have been omitted and filed separately with the Commission.